EXHIBIT C

AGREEMENT


THIS AGREEMENT IS ENTERED into this 1st day of July, 1998 by and between CRA Z Products, Inc., with principal offices at 7820 S Holiday Drive, Suite 205, Sarasota, Florida 34321 (hereinafter referred to as "CRA Z"), and
STARCO Chemical, Inc., with principal offices at Union Ave and DuBois Street, East Rutherford, New Jersey 07073 (hereinafter referred to as "STARCO" or the "Manufacturer").

RECITALS

WHEREAS, CRA Z Products Inc. is a corporation organized under the laws of the State of Delaware with its principal offices in Sarasota, Florida; and

WHEREAS, CRA Z through its Board of Directors is desirous of entering into an agreement with STARCO Chemical Inc. for the manufacture of certain products of which CRA Z is the proprietary of the formulae required to produce such products; and

WHEREAS, STARCO is a corporation domiciled in the State of New Jersey with principal offices in East Rutherford, New Jersey; and

WHEREAS, STARCO through its Board of Directors is desirous of entering into an agreement with CRA Z Products, Inc. for the manufacture of certain products bearing the trade name CRA Z; and

WHEREAS, STARCO agrees that the formula for such products are proprietary to CRA Z Products, Inc., and as such STARCO agrees that it will not duplicate any such formula provided in any form by CRA Z Products, Inc, and

NOW, THEREFORE, in consideration of the foregoing, the promises, mutual covenants and agreements of the parties hereinafter contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MANUFACTURE
STARCO agrees to manufacture certain products on behalf of CRA Z strictly following the formulary and quality guidelines of CRA Z. STARCO further agrees that the list of said products as found in Schedule A of this agreement shall be produced at the lowest cost available to STARCO while maintaining any such formulary or quality standards as required by CRA Z. CRA Z shall provide to STARCO sufficient lead-time so as to allow for the efficient manufacture of any CRA Z product. STARCO agrees that it shall diligently notify CRA Z of the lead times required for each manufacturing order received by CRA Z and barring events of force- major or acts of god shall deliver any such products within the agreed upon time period.






ARTICLE II
QUALITY CONTROL AND INSPECTION

The parties agree that they will mutually determine quality standards and that all products manufactured under this Agreement shall be subject to quality inspection by CRA Z. The parties further agree that it is their intention to be partners in any production and that it is in their mutual best interest to maintain appropriate quality levels for each product.
CRA Z may reject any production that fails to meet a minimum of 85% pass rate of any inspection performed by CRA Z Products itself, its agents or by employees responsible for the testing of quality control in the employ of STARCO.

STARCO agrees to make any inspection reports for any such products available to CRA Z upon reasonable notice and at reasonable times and places.

ARTICLE III
TERMS OF PAYMENT AND DELIVERY

The parties agree that payment of manufacturing costs shall be discounted at TEN PERCENT (10%) of the lowest published price per product as described in Schedule B of this Agreement. All payments are net THIRTY (30) DAYS of delivery, provided CRA Z meets STARCO credit requirements. The parties further agree that minimum requirement for manufacture shall be ONE (1) pallet.

The parties agree and mutually understand that from time to time it may become necessary to produce a "short run" for the purpose of sampling and promotion. The parties agree that the additional cost to the Manufacturer for any such short run and its packaging shall be passed on to CRA Z Products.

CRA Z shall provide STARCO with a Purchase Order for each manufacturing run. Said PO shall include name, address and delivery instructions. CRA Z shall endeavor to provide to STARCO a master Purchase Order with a rolling horizon so as to insure the economic procurement of raw materials and an efficient manufacturing schedule. The parties agree that in so much as it is feasible, based upon CRA Z production requirements and STARCO production abilities and scheduling, that all Purchase Orders are to be manufactured in Just In Time fashion and drop- shipped directly to CRA Z customers. It is mutually agreed between the parties that each will strive to manage inventory in such fashion consistent with Just in Time scheduling and consistent with the prompt delivery of product to the customer.

The parties further agree and understand that delivery of the product to CRA Z customer on time and within the time periods established in any Purchase Order is critical. CRA Z warrants that it will provide STARCO with sufficient notice so to insure appropriate lead-time to satisfy this requirement. STARCO agrees and warrants that it shall be liable to CRA Z for any shipment which fails to meet its required delivery date for any reason under the control of the manufacturer, including but not limited to, trucking scheduling, work stoppage, inventory of raw materials, etc. The parties agree that CRA Z shall be entitled to damages for any such delay within the manufacturer's control based upon the damages suffered by the CRA Z imposed by its customer on account of any delay. The parties agree that in any such event CRA Z shall at a minimum be entitled to an abatement of any such invoice for the manufacture of the delayed product.

ARTICLE IV
PROPRIETARY NATURE OF PRODUCTS

The parties agree that the formulae for the products listed in Schedule A to this Agreement are the sole property of CRA Z. These products are proprietary to CRA Z regardless of their similarity to any other products produced by STARCO, therefore, STARCO agrees not duplicate, publish, or divulge in any manner or form said formulae. STARCO further agrees that it shall not market, sell, advertise or cause to be marketed, sold, advertised, or in any other way offer to wholesale or retail any product, whether manufactured by STARCO, its parent or affiliates, containing said proprietary formula in any packaging other than packaging approved by CRA Z and bearing the CRA Z Products, Inc name.

ARTICLE V
TERM OF THIS AGREEMENT

The parties agree that the term of this Agreement shall be for an unlimited period.
The parties further warrant, covenant and agree that this Agreement shall automatically renew unless either of the parties defaults in its obligations to the other. In the event of default, the presumptive aggrieved party may terminate this agreement in writing pursuant to the paragraph entitled NOTICE of their intention to terminate no less than NINETY (90) Days prior to the termination of this Agreement

Either party may terminate this Agreement for default upon written notice as stated above solely in the event of the following:
a. the filing of bankruptcy by either party as a Debtor
b. the application for appointment of a receiver
c. the making of a general assignment for the benefit of either party's creditors
d. the insolvency of either party
e. the misrepresentation by either party to the other party for the purpose of obtaining this Agreement.
f. Failure of either party to perform any of its obligations and responsibilities under this Agreement, including but not limited to a failure to make required payments in a timely fashion, failure to meet production and delivery schedules, etc.

ARTICLE VI
LEGAL INERPRETATION

The parties agree that this Agreement shall be interpreted under the laws of the State of Delaware. Any provision herein found to be inconsistent or unenforceable under state, federal or local law shall not effect the remaining provisions hereof which shall remain in full force and effect.

ARTICLE VII
DEFAULT

The parties covenant and agree that if in the event it is alleged by either party that other has failed to perform, or there has been a lack of performance or that there has been a breach by the other, then the party aggrieved shall notify the other party, in writing by certified mail, return receipt requested, of the default or breach or lack of performance, and the other party shall have ten (10) days, after receipt of such written notice, to cure such default, breach or lack of performance. In the event the party fails to cure such default, or otherwise as the case may be, the aggrieved party may, after the expiration of such ten (10) day period of time, submit any alleged default, breach or lack of performance to arbitration with either the American Arbitration Association or the National Association of Mediators to enforce any right with respect to any of the terms ofthis Agreement. No notice shall be required prior to the commencement of any arbitration proceeding for any violation of any provision herein except that any notice required by the American Arbitration Association or National Association of Mediators for the selection of arbiters shall be served by the presumptively aggrieved party on the defaulting party.

The parties further covenant and represent to each other that if such proceedings are commenced, the decision of the arbiter shall be final. If by reason of the actions of the defaulting party, the presumptive aggrieved party is successful in any such proceeding, the parties agree that the defaulting party shall become liable to the aggrieved paraty for all costs including reasonable attorney's fees in bringing any such proceeding.

It is understood and agreed that in the event any such proceeding is commenced and after said commencement thereof and before Judgment is or can be entered, the defaulting party shall comply with such term or condition of this Agreement, the proceeding instituted shall be deemed to have resulted in a favorable Judgment, Order or Decree for the aggrieved party, and the defaulting party shall be liable for all costs, including reasonable attorney's fees, of the proceeding. The provisions of this paragraph shall be in addition to, and without prejudice, to any other rights or remedies to which the aggrieved party may be entitled.

ARTICLE VII
FULL DISCLOSURE

The parties acknowledge that they are entering this Agreement freely and voluntarily; that each has full and complete authority to enter into this Agreement; that they have had full and complete opportunity to ascertain and weigh, to their complete satisfaction, all of the facts and circumstances likely to influence their judgment; that they have sought and obtained legal advice independently of each other to the extent that each has determined to be appropriate and in the best interest of the corporations they represent; and that they have obtained to the extent required approval by their corporate by-laws of the Board of Directors of their respective corporations.

ARTICLE VIII
ENTIRE UNDERSTANDING

The parties have incorporated into this Agreement their entire understanding. No oral statements or prior writings shall have any force or effect for any purpose whatsoever if inconsistent with the terms of this Agreement. Neither party has relied upon any representations; promises, warranties, covenants or undertakings other than those expressly set forth herein.


ARTICLE IX
MODIFICATION AND WAIVER

Neither this Agreement nor any provisions thereof shall be modified or amended or be deemed to be modified or amended, except by an Agreement in writing duly subscripted and acknowledged with the same formality as this Agreement. Any waiver by either party of any provision of this Agreement, or of any right or option hereunder shall not be deemed a continuing waiver and shall not prevent or estop such party from thereafter enforcing such provision, right or option and the failure of either party to insist more instances upon the strict performance of any of the terms of this Agreement by the other party shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect.

ARTICLE X
HEADINGS AND PRONOUNS

The headings in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.
The neuter gender shall be deemed to include the masculine and the feminine wherever necessary or appropriate the masculine to include the feminine, the feminine to include the masculine, the singular the plural and the plural to include the singular.

ARTICLE XI
SEPERABILITY AND INDEPENT COVENANTS

Each of the respective rights and obligations of the parties herein shall be deemed independent and may be enforced independently irrespective of the other rights and obligations set forth herein.

ARTICLE XII
NOTICE

Any and all notices, communications, options, objections, elections and other writings required to be given or given hereunder shall be sent via personal delivery, reputable overnight delivery service, or certified mail, return receipt requested, to the other party at the address stated hereinabove, or at such other address as may be designated by such other party by written notice pursuant to notice in this paragraph.

ARTICLE XIII
BINDING

This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns





IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals the day and year first written above.



For CRA Z Products, Inc.

							AFFIX CORPORATE SEAL
/s/ Richard Herman
 .
RICHARD HERMAN, PRESIDENT






For STARCO Chemical, Inc.

							AFFIX CORPORATE SEAL


/s/ Alex Lawrence

ALEX LAWRENCE, EXECUTIVE VICE-PRESIDENT